COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

JULY 8, 2011

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

PROTECTION SERVICES INC.

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania

do hereby certify that the foregoing and annexed is a true and correct

copy of

1 ARTICLES OF INCORPORATION filed on August 2, 1976
2 ARTICLES OF AMENDMENT-BUSINESS filed on January 10, 1977
3 DECENNIAL REPORT filed on November 24, 2004

which appear of record in this department.

SECRETARY OF THE COMMONWEALTH PENNSYLVANIA

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.

Carol Aichele

Secretary of the Commonwealth

APPLICANT'S ACC'T NO.

DSCB:BCL—204 (Rev. 8-72)

Filing Fee: $75
AIB-7

Articles of Incorporation—Domestic Business Corporation

3-1-76:32 1204

(Line for numbering)
636918

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU

Filed this 2nd day of August, 1976
Commonwealth of Pennsylvania
Department of State

C. DeLores Tucker
Secretary of the Commonwealth sb

(Box for Certification)

In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the corporation is:

Protection Services Inc.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is:

(NUMBER)	(STREET)
635	Lucknow Lane

(CITY)		(ZIP CODE)
Harrisburg	Pennsylvania	17110

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

To engage in and to do any lawful act or acts concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of Pennsylvania, Act of May 5, 1933, P. L. 364, as amended and supplemented, and to do all things and exercise all powers, rights, and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the said Business Corporation Law of Pennsylvania, as amended and supplemented, including but not limited to the sale and rental of flashing lights and barricades.

4. The term for which the corporation is to exist is: perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is:

100,000 shares of common capital stock with no par value and a stated value of $5.00 per share

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

NAME	ADDRESS (including street and number, if any)	NUMBER AND CLASS OF SHARES
Donald B. Stabler	635 Lucknow Lane Harrisburg, Pennsylvania	one (1) common share

RECEIVED '76 AUG 2 AM 9 54 DEPARTMENT OF STATE

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 2nd day of August, 1976.

_______________(SEAL) Donald B. Stabler (SEAL)

_______________(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

B. One or more corporations or natural persons of full age may incorporate a business corporation.

C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 . . . etc.

D. The following shall accompany this form:

(1) Three copies of Form DSCB:BCL—206 (Registry Statement Domestic or Foreign Business Corporation).

(2) Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

(3) Any necessary governmental approvals.

E. BCL §205 (15 Pa. S. §1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

3-1-76:32 1206
636918

Commonwealth of Pennsylvania

Department of State

To All to Whom These Presents Shall Come, Greeting:

Whereas, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law, and

Whereas, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

PROTECTION SERVICES INC.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 2nd day of August in the year of our Lord one thousand nine hundred and seventy-six and of the Commonwealth the two hundred and first.

C. DeLores Tucker

Secretary of the Commonwealth
sb

APPLICANT'S ACC'T NO.

DSCB BCL-806 (Rev. 8-72)

Filing Fee: $40
AB-2

Articles of Amendment— Domestic Business Corporation

3-1-77:07 | 963

(Line for numbering)
636918

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU

Filed this 10th day of January, 19 77
Commonwealth of Pennsylvania
Department of State

C. DeLores Tucker
Secretary of the Commonwealth dag

(Box for Certification)

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is:

Protection Services Inc.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

635 (NUMBER) Lucknow Lane (STREET)

Harrisburg (CITY) Pennsylvania 17110 (ZIP CODE)

3. The statute by or under which it was incorporated is:

Business Corporation Law of 1933, P.L. 364, as amended

4. The date of its incorporation is: August 2, 1976

5. (Check, and if appropriate, complete one of the following):

☐ The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: The ______ day of ______, 19____.

Place: ______

Kind and period of notice ______

☒ The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

(a) The total number of shares outstanding was:

100,000 shares of common stock

(b) The number of shares entitled to vote was:

100,000 shares of common stock

DSCB:BCL—806 (Rev 8-72)-2

7. In the action taken by the shareholders:

(a) The number of shares voted in favor of the amendment was:

100,000 shares of common stock

(b) The number of shares voted against the amendment was:

None

8. The amendment adopted by the shareholders, set forth in full, is as follows:

RESOLVED, that paragraph five (5) of the Articles of Incorporation of this Corporation be amended so as to read as follows:

"5. The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of common stock with a par value of $1.00 per share."

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 6th day of January 1977.

Protection Services Inc.
(NAME OF CORPORATION)

Attest: (SIGNATURE)

By: (SIGNATURE)

Secretary
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

President
(TITLE: PRESIDENT, VICE PRESIDENT, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B. Any necessary governmental approvals shall accompany this form.

C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F. BCL §807 (15 P. S. §1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

Commonwealth of Pennsylvania

Department of State

To All to Whom These Presents Shall Come, Greeting:

Whereas, *In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a*

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

Whereas, *The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by*

PROTECTION SERVICES INC.

Therefore, Know Ye, *That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.*

Given *under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this* 10th *day of* January *in the year of our Lord one thousand nine hundred and* seventy-seven *and of the Commonwealth the two hundred* and first

C. DeLores Tucker

Secretary of the Commonwealth

dag

2004109-1713

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Entity Number
636918

Decennial Report of Association Continued Existence
(54 Pa.C.S. § 503)

Name
Sherill T. Moyer, Esquire
Address
Rhoads & Sinon LLP
City State Zip Code
PLACE IN OUR BOX

Document will be returned to the name and address you enter to the left. ⇐

Fee: $70

Filed in the Department of State on NOV 24 2004

Secretary of the Commonwealth

In compliance with the requirements of 54 Pa.C.S. § 503 (relating to decennial filings required) the undersigned association hereby states that:

1. The name of the association to which this report relates is:

   Protection Services Inc.

2. The (a) address of this association's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
635 Lucknow Lane	Harrisburg	PA	17110	Dauphin

(b) Name of Commercial Registered Office Provider County

3. The association has not during the preceding ten years made any filing in the Department a permanent record of which is retained by the Department.

4. The association continues to exist.

DSCB:54-503-2

20041009-1714

IN TESTIMONY WHEREOF, the undersigned association has caused this Decennial Report of Association Continued Existence to be signed by a duly authorized officer this

___ day of ___, **2004**.

PROTECTION SERVICES INC.

Name of Association

Sherill T. Moyer

Assistant Secretary